UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

On July 17, 2013, The Men’s Wearhouse, Inc. (the “Company”), Blazer Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), JA Holding, Inc. (“JA Holding”) and JA Holding, LLC, solely in its capacity as stockholder representative and for purposes of Section 1.7 thereof (the “Stockholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition by the Company of JA Holding pursuant to the merger of Merger Sub with and into JA Holding, with JA Holding surviving the merger (the “Merger”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of the Company and JA Holding, at the effective time of the Merger (the “Effective Time”), each outstanding share of JA Holding common stock  and each applicable option will be converted into the right to receive the per share merger consideration based on the pro rata portion of the $97,500,000 purchase price, subject to certain adjustments  (the “Merger Consideration”).

The Company and JA Holding have each made customary representations, warranties and covenants in the Merger Agreement. JA Holding has agreed, among other things, subject to certain exceptions, to conduct its business in the ordinary course of business consistent with past practice between the date of the Merger Agreement and the Effective Time and not to take certain specified actions during such period.  The Company and the stockholders and optionholders of JA Holding each have customary indemnification obligations under the Merger Agreement.  The Merger Agreement contains certain termination rights for both the Company and JA Holding, and each party’s obligation to complete the Merger is subject to various customary conditions, including among others, (a) there being no applicable law, order or injunction adopted after the signing date prohibiting consummation of the Merger, (b) performance by the other party in all material respects of its obligations under the Merger Agreement and (c) subject to specified materiality standards, the accuracy of the representations and warranties of the other party.  The Company’s obligation to complete the Merger is also subject to the absence of a Material Adverse Effect (as defined therein) on JA Holding between the date of the Merger Agreement and the Effective Time.

Item 8.01              Other Events

On July 18, 2013, the Company issued a press release announcing it had entered into the Merger Agreement. A copy of the news release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated July 17, 2013, by and among The Men’s Wearhouse, Inc., Blazer Merger Sub Inc., JA Holding, Inc. and JA Holding, LLC.

99.1	Press Release of The Men’s Wearhouse, Inc., dated July 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Men’s Wearhouse, Inc.

Date: July 18, 2013	By:	/s/ Kelly M. Dilts
	Name:	Kelly M. Dilts
	Title:	Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated July 17, 2013, by and among The Men’s Wearhouse, Inc., Blazer Merger Sub Inc., JA Holding, Inc. and JA Holding, LLC.

99.1	Press Release of The Men’s Wearhouse, Inc., dated July 18, 2013.